UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2013

Success Exploration & Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-167001	98-0232244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Congress Park Drive, Suite 301, Delray Beach, FL	33445
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	561-270-3433

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 3.02

Unregistered Sales of Equity Securities.

On October 15, 2013  Success Exploration & Resources, Inc. entered into a Consulting & Distribution Agreement with Intelakare Marketing, Inc. (“Intelakare”), as amended on October 15, 2013 pursuant to which Intelakare was engaged to provide a variety of services to us, including oversight and management of outside counsel to the Company regarding compliance with various SEC filing obligations as well as providing advice in areas related to capital formation, financing structures, private placements, reverse mergers, due diligence, and similar matters.  These services are to be provided to us primarily through the efforts of Mr. Talarico, who was recently appointed to our Board and as our Chief Financial Officer as described later in this report.  Mr. Talarico is an executive officer, director and the principal stockholder of Intelakare.  As compensation for these services, we agreed to pay Intelakare as follows:

•

approximately 129,400 shares of our common restricted stock valued at $129.00, to which is anticipated to be distributed to the Intelakare shareholders, and which such certificates shall bear the following restrictive legend or form thereof:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OR THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH A PRIOR OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER OR THE TRANSFER AGENT."

and,

•

$10,000 per month.

The initial term of the agreement is for 90 days, with automatic renewals on a continuing quarterly basis until terminated by either party upon 30 days notice.  The agreement contains confidentiality provisions.

The foregoing description of the agreement with Intelakare, as amended, in qualified in its entirety by reference to the agreement and amendment which are filed as Exhibit 10.3 to this report.

Item 5.02

Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2013 Ms. Ilona A. Mandelbaum and Mr. Raymond Talarico were appointed to the Board of Directors of Success Exploration & Resources, Inc. and Ms. Mandelbaum was appointed Secretary.  On September 6, 2013 Mr. Matthew H. Sage, our President, was also appointed Treasurer.  On October 20, 2013 Mr. Talarico was appointed our Chief Financial Officer.

Ms. Mandelbaum is the controlling person of HSC Holdings LLC, our principal stockholder.  At present, Ms. Mandelbaum is serving without compensation.  Mr. Talarico’s compensation is paid through the Consulting & Distribution Agreement with Intelakare described in Item 1.01 of this report.  Biographical information for Mr. Talarico is set forth below.

Raymond Talarico.  Since 2008, Mr. Talarico has served as President, Chief Executive Officer and a member of the Board of Directors of Intelakare Marketing, Inc. (OTCMarkets: IKMA), a Citra, Florida-based company which marketing company.  Since 2007 Mr. Talarico has also been a principal of MGI Consultants Inc., an Ocala, Florida-based consulting company he co-founded.  MGI, which provides consulting services to private companies, has incubated numerous entrepreneurial projects from a one sentence business concept through to operations, and following, to being publicly traded entities, and has successfully developed manufacturing facilities and affiliated entities for its clients in China, Taiwan, South and Central America.  Prior to developing the MGI, Mr. Talarico was co-founder, and served in various capacities as CEO, Chairman and Senior Vice-President of MEDirect Latino Inc. At his departure, MEDirect was the generally considered the largest distributor of diagnostic testing supplies to the Hispanic Medicare eligible market in the United States, earning the coveted Gold Seal of approval from The Joint Commission, National Quality Approval Rating.  From February 2007 until October 2011, Mr. Talarico was a member of the Board of Directors of American Pacific Rim Consulting Group (OTCMarkets: APRM).

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2013 we filed Articles of Amendment to our Articles of Incorporation increasing the number of authorized shares of our common stock from 70,000,000 shares to 600,000,000 shares.  This action was approved by our Board of Directors and the holder of a majority of our outstanding common stock on September 6, 2013.  The Articles of Amendment to our Articles of Incorporation as filed with the Secretary of State of Nevada are filed as Exhibit 3.3 to this report.

On November 7, 2013 we filed a Certificate of Amendment to our Articles of Incorporation containing Certificates of Designations of Rights & Preferences of Preferred Stock with the Secretary of State of Nevada designating shares of our blank check preferred stock as Series A Preferred Stock, Series B Super Voting Preferred Stock and Series C Preferred Stock.

We have designated a series consisting 2,000,000 shares as Series A Preferred Stock.  The designations, rights and preferences of the Series A Preferred Stock include:

•

each share is entitled to the number of votes as shall equal the number of shares of our common stock into which it is then convertible, and the holders of the Series A Preferred Stock will vote together with the holders of our common stock as a single class on all matters submitted to a vote of our stockholders, except as required by law or as otherwise provided,

•

the shares are convertible at our option at any time, or by the option of the holder at any time within the first 12 months of issuance, into shares of our common stock at a conversion ratio determined by (i) multiplying the number of shares of Series A Preferred Stock to be converted by $2.50 plus any declared but unpaid dividends, and (ii) dividing the result thereof by the conversion price of $2.50, and the multiplying this amount by two, subject to proportional adjustment in the event of stock splits, stock dividends or similar corporate events,

•

cumulative dividends accrue on each share of Series A Preferred Stock at the rate of 10% per annum payable twice per calendar year, if and when declared by our Board of Directors.  Any declared dividends are payable in cash, shares of our common stock, additional shares of Series A Preferred Stock, or any combination thereof in our discretion,

•

each share has a liquidation preference of $2.50 per share, subject to proportional adjustment in the event of stock splits, stock dividends or similar corporate events, plus any accrued but unpaid dividends,

•

so long as any shares of Series A Preferred Stock are outstanding, the consent of the holders of at least 51% of the shares is necessary to create any series of preferred stock which is not junior to the Series A Preferred Stock,

•

at any time upon 10 days notice, and providing that we receive the consent of the holders of at least 51% of the then outstanding shares of Series A Preferred Stock, we are entitled to redeem the shares for a redemption price of (i) $2.50 per share plus declared but unpaid dividends, payable in cash, and (ii) two shares of our common stock, and

•

at any time that we (i) complete a “qualified financing,” or (ii) a “qualified registration statement” has occurred, the holders of the Series A Preferred Stock have the right to put the shares back to us and we are obligated to pay them an amount, in cash, equal to 125% of the stated value of the Series A Preferred Stock. For the purposes of the designations, “qualified financing” means gross proceeds received by us from the issuance of equity, debt or equity-linked securities of at least $10 million, and “qualified registration statement” means any registration statement undertaken by us of any equity or equity-linked securities.

We have designated a series consisting 600,000 shares as Series B Super Voting Preferred Stock.  The designations, rights and preferences of the Series B Super Voting Preferred Stock include:

•

the holders have 1,000 times the number of votes on all matters submitted to a vote of our stockholders that each stockholder of our common stock is entitled to on any matter submitted to a vote of our stockholders.  The Series B Super Voting Preferred Stock and common stock vote together as a single class,

•

the shares of Series B Super Voting Preferred Stock are not convertible into any other security,

•

the shares pay an annual dividend of 3% of the original issuance price of $0.001 per share if and when declared by the Board of Directors.  If, in any 12 month period, the Board declared dividends on our common stock which would exceed the declared dividends on the Series B Super Voting Preferred Stock in such period determined on a common share equivalent basis, the Board is obligated to declare and pay additional dividends on the Series B Super Voting Preferred Stock so that the total dividends on are parity determined on a common stock equivalent basis, and

•

subject to any preferential liquidation rights, upon the liquidation or winding up of our company, the holders of Series B Super Voting Preferred Stock are entitled to a distribution in an amount equal to the amount available for distribution to our common stockholders.

We have designated a series consisting 2,000,000 shares as Series C Preferred Stock.  The designations, rights and preferences of the Series C Preferred Stock include:

•

each share is entitled to the number of votes as shall equal the number of shares of our common stock into which it is then convertible, and the holders of the Series C Preferred Stock will vote together with the holders of our common stock as a single class on all matters submitted to a vote of our stockholders, except as required by law or as otherwise provided,

•

each share is convertible at the option of the holder into two shares of our common stock; provided, however, that such shares may be converted into shares of our common stock with our permission, but restricted for a period of (i) six months after purchase if we file public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, or (ii) 12 months if we do not file such public reports,

•

cumulative dividends accrue on each share of Series C Preferred Stock at the rate of 10% per annum, if and when declared by our Board of Directors.  Any declared dividends are payable in cash, shares of our common stock, additional shares of Series C Preferred Stock, or any combination thereof in our discretion,

•

each share has a liquidation preference of $5.00 per share, subject to proportional adjustment in the event of stock splits, stock dividends or similar corporate events, plus any accrued but unpaid dividends,

•

with the consent of the holders of at least 51% of the then outstanding shares of Series C Preferred Stock, the company may call for and or convert the shares into shares of our common stock ,

•

at any time upon 10 days notice, and providing that we receive the consent of the holders of at least 51% of the then outstanding shares of Series C Preferred Stock, we are entitled to redeem the shares for a redemption price of (i) $5.00 per share plus declared but unpaid dividends, payable in cash, and (ii) one share of our common stock, and

•

at any time that we (i) complete a “qualified financing,” or (ii) a “qualified registration statement” has occurred, the holders of the Series C Preferred Stock have the right to put the shares back to us and we are obligated to pay them an amount, in cash, equal to 125% of the stated value of the Series C Preferred Stock. For the purposes of the designations, “qualified financing” means gross proceeds received by us from the issuance of equity, debt or equity-linked securities of at least $20 million, and “qualified registration statement” means any registration statement undertaken by us of any equity or equity-linked securities.

The designations, rights and preferences of each of the Series A Preferred Stock, Series B Super Voting Stock and Series C Preferred Stock are qualified in their entity by references to the Certificates of Designations filed as Exhibit 3.4 to this report.

We have not issued any shares of any of these new created series of preferred stock.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
3.3	Articles of Amendment to the Articles of Incorporation filed September 10, 2013.
3.4	Certificate of Amendment which contains the Certificates of Designation of Rights & Preferences of Series A Preferred Stock, Series B Super Voting Stock and Series C Preferred Stock
10.3	Consulting & Distribution Agreement with Intelakare Marketing, Inc. dated October 15, 2013, as amended on October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Success Exploration & Resources, Inc.

Date: November 22, 2013	By: /s/ Matthew H. Sage
Matthew H. Sage, President

Index to Exhibits

Exhibit No.	Description
3.3	Articles of Amendment to the Articles of Incorporation filed September 10, 2013.
3.4	Certificate of Amendment which contains the Certificates of Designation of Rights & Preferences of Series A Preferred Stock, Series B Super Voting Stock and Series C Preferred Stock
10.3	Consulting & Distribution Agreement with Intelakare Marketing, Inc. dated October 15, 2013, as amended on October 15, 2013

Exhibit 3.3

[FILE COPY OF ARTICLES OF AMENDMENT AS FILED]

Exhibit 3.4

[FILED COPY OF CERTIFICATE OF AMENDMENT]

Exhibit 10.3

[FILE CONFORMED COPY OF INTELAKARE AGREEMENT AND AMENDMENT, WITH DATE OF AGREEMENTS FILLED IN AND SIGNATURES CONFORMED]